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                                                                    EXHIBIT 10.5

                             SUBORDINATION AGREEMENT


To:  Congress Financial Corporation (Western)

Maxtor Corporation, a Delaware corporation ("Creditor"), requests you to make loans or extend credit to Storage Dimensions, Inc., a Delaware corporation, formerly known as SDI Acquisition Corporation ("Borrower") and to induce you so to do and in consideration thereof and of benefits to accrue to Creditor and Borrower therefrom, Creditor agrees with Borrower, and Creditor and Borrower represent to and agree with you as follows:

         1. Creditor, as assignee of Storage Dimensions, Inc., a California corporation, and Borrower each represents to you that (a) the total indebtedness (including contingent and all other liabilities) owing on the date hereof by Borrower to Creditor under that certain Subordinated Promissory Note (the "Subordinated Note") dated December 26, 1992 as amended by that certain letter from Walter D. Amaral, Vice President, Finance and CFO of Creditor to Robert E. Bylin, Senior Vice President, Operations and Finance, CFO, of Borrower, dated January 13, 1995 ("Junior Indebtedness") is as per the Schedule of Junior Indebtedness described below; (b) no part of the Junior Indebtedness is, or will be, evidenced by a negotiable instrument or secured except as set forth in said Schedule of Junior Indebtedness; (c) no part of the Junior Indebtedness has heretofore been assigned or otherwise transferred to or for the benefit of others; and (d) no subordination agreement relating to all or any part of the Junior Indebtedness has heretofore been executed in favor of others.

         2. Creditor and Borrower each agree with you that the references to the "Loan Agreement" in the Subordinated Note shall be deemed to mean the "Loan Agreement" described in Section 3. below.

         3. Creditor agrees with you that (a) the Junior Indebtedness shall be and hereby is subordinated and the payment thereof, except as otherwise provided in paragraph 3 below, is deferred to all amounts now or hereafter owing by Borrower to you ("Senior Indebtedness"); (b) except as otherwise provided in paragraph 5 below, Creditor will not, without your prior written consent, assert, accelerate, collect or enforce the Junior Indebtedness or any part thereof or realize upon or enforce any collateral securing same; (c) Creditor will hold in trust and forthwith pay to you for application to the Senior Indebtedness, any payment Creditor receives on the Junior Indebtedness in violation of this Agreement; (d) Creditor will not demand or accept any property of Borrower as collateral for the Junior Indebtedness or any part thereof, and will forthwith deliver or cause to be delivered to you any such collateral; and (e) each note or other instrument evidencing all or any part of the Junior Indebtedness will be marked with a legend, acceptable to you, stating that all rights thereunder are subject to this Subordination Agreement.

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         4.       Borrower and Creditor agree with you that Borrower will not, without your prior written consent, pay to Creditor, and Creditor will not accept, all or any part of the Junior Indebtedness except as follows:

                           Unless (i) an Event of Default, as defined in the Loan and Security Agreement dated as of May 16, 1996, between you and Borrower (including any extensions, riders, supplements, notes, amendments, or modifications to or in connection therewith, the ("Loan Agreement") shall have occurred and be continuing and Creditor has received notice of such occurrence, or (ii) an Event of Default would occur as a result of such payment (and you notify Creditor within ninety (90) days of the date that such payment caused an Event of Default to occur), Borrower may pay Creditor interest payable monthly in arrears on the first day of each month commencing June 1, 1996 on the unpaid principal amount of the obligations evidenced by the Subordinated Note, computed on the basis of a 365-day year at a rate of twelve percent (12%) per annum; provided that in no case shall the interest charged exceed the maximum rate under applicable law. Unless (i) an Event of Default under the Loan Agreement shall have occurred and be continuing and Creditor has received notice of such occurrence, or (ii) an Event of Default would occur as a result of such payment (and you notify Creditor within ninety (90) days of the date of such payment caused an Event of Default to occur), Borrower may pay Creditor scheduled payments of principal payable pursuant to the Subordinated Note. If (i) an Event of Default under the Loan Agreement has occurred and is continuing and Creditor has received notice of such occurrence, or (ii) an Event of Default would occur as a result of such payment (and you notify Creditor within ninety (90) days of the date that such payment caused an Event of Default to occur), no payment of principal or interest may be made on the Subordinated Note. If Borrower fails to meet the financial covenants conditioning the payment of principal of the Subordinated Note under
                           Section 9.9 of the Loan Agreement, then no payment of principal may be made on the Subordinated Note, and payments of principal otherwise scheduled to be made shall not be


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                           considered "due" until such time as
                           Borrower meets such financial covenants.

         5. Borrower agrees with you that it will not, without your prior written consent, transfer any property to Creditor as security for the payment of the Junior Indebtedness; execute or deliver any negotiable instrument (other than described in paragraph 7 below) as evidence of the Junior Indebtedness or any part thereof; assign or transfer all or any part of the Junior Indebtedness to or for the benefit of others or execute any subordination agreement in favor of others with respect to all or any part of the Junior Indebtedness unless such other subordination agreement is expressly made subject, in a manner satisfactory to you, to your prior rights under this Agreement. Borrower further agrees that if any representation made to you by Borrower or Creditor under or pursuant to this Agreement shall be false, or if Borrower or Creditor defaults in the performance of any agreement contained herein, any and all Senior Indebtedness may, at your option, be declared to be immediately due and payable notwithstanding the maturity stated in any presently outstanding or future note or other instrument evidencing or governing any such Senior Indebtedness.

         6. Unless and until the Senior Indebtedness has been paid and discharged in full, Creditor shall not, without your prior written consent, which you may give or withhold in your sole discretion, directly or indirectly take any action or declare any default under the Junior Indebtedness including, without limitation:

                           (a) Commencing and prosecuting any lawsuit or legal
                  proceeding against Borrower to collect the Junior Indebtedness and perfecting any lien arising out of any resultant judgment against Borrower;

                           (b) Repossessing and/or foreclosing upon any
                  collateral or property of Borrower, whether judicially or nonjudicially;

                           (c) Accelerating the maturity of any of the Junior
                  Indebtedness;

                           (d) Seeking to attach any asset of Borrower, or
                  seeking the appointment of a liquidator, trustee, conservator, receiver, keeper or custodian for Borrower or any of its assets;

                           (e) Commencing or join in the commencement of
                  involuntary bankruptcy or insolvency proceedings against Borrower; or

                           (f) Taking any other enforcement action against
                  Borrower with respect to the Junior Indebtedness;

                  Provided, however, that (i) Creditor may, upon a principal payment default under the Subordinated Note (other than a principal payment default caused by your exercise of


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                  your rights under this Agreement) take action under paragraphs
                  6(a) and (c) above to collect or enforce the payments on the Subordinated Note, after providing written notice of such default to you and the passage of six months from the date of such notice, and (ii) Creditor may, upon an interest payment default under the Subordinated Note take action under paragraphs 6(a) and (c) above to collect or enforce the payments on the Subordinated Note, after providing written notice of such default to you and the passage of six months from the date of such notice. In no event shall any such action or any enforcement of any judgment or lien or any other enforcement of Creditor's rights or remedies under the Subordinated Note impair your security interest or any other interest that you may have in the Collateral or your rights under the Loan Agreement, or the interest or rights of any third party, the proceeds of whose loan to Borrower would be used to repay the Senior Indebtedness under the Loan
                  Agreement. Any other collection action on such payments is subject to your prior written approval and consent. Provided further that Creditor may accelerate the maturity of any of the Junior Indebtedness in accordance with Section 3 of the Subordinated Note.

                  If Creditor, in violation of this Agreement, shall institute or participate in any suit, action or proceeding against Borrower, Borrower may interpose as a defense or dilatory plea this Agreement and you are irrevocably authorized to intervene and to interpose such defense or plea in your or Borrower's name. If Creditor attempts to enforce or realize upon any collateral securing the Junior Indebtedness in violation of this Agreement, Borrower or you (in Borrower's or your name) may by virtue of this Agreement restrain such realization or enforcement.

         7. No termination of this subordination prior to payment of all amount due under, and the termination of, the Loan Agreement shall be effective without your prior written consent. Creditor waives notice of acceptance hereof and of presentment, demand, protest and notice of nonpayment or protest as to any note or obligation signed, accepted, endorsed or assigned to you by Borrower, and all exemptions and any other demands and notices required by law, and waives all defenses, setoffs and counterclaims whether hereunder or with respect to any obligations owing to Creditor by you or by Borrower. Until you have received payment in full of the Senior Indebtedness, Creditor agrees that you may at any time and from time to time, without Creditor's consent, and without notice to Creditor, do any one or more of the following in your sole and absolute discretion: (a) renew, accelerate, extend the time for payment of, or increase the Senior Indebtedness and any or all of the obligations of Borrower's customers, of any guarantors of Borrower, or of any other party at any time directly or contingently liable for the payment of any of the Senior Indebtedness; (b) grant any other indulgence to Borrower or any other person in respect of any or all of the Senior Indebtedness or any other matter; (c) amend, alter or change in any respect whatsoever any term or provision relating to any or all of the Senior Indebtedness, including the rate of interest thereon, or the loan documents relating thereto; (d) substitute or add, or take any action or omit to take any action which results in the release of any one or more endorsers or guarantors of all or any part of


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                  the Senior Indebtedness; (e) apply any sums received from
                  Borrower, any guarantor, endorser, or co-signer, or from the disposition of any collateral to any indebtedness whatsoever owing from such person or secured by such collateral, in such manner and order as you determine in your sole discretion, and regardless of whether such indebtedness is part of the Senior Indebtedness, is secured, or is due and payable; (f) permit Borrower to use proceeds of any collateral for any purpose;
                  (g) make loans or advances to Borrower secured in whole or in part by any collateral or refrain from making any such loans or advances; (h) accept partial payments of, compromise or settle, refuse to enforce, or release all or any parties to, any or all of the Senior Indebtedness; (i) settle, release (by operation of law or otherwise), compound, compromise, collect or liquidate any of the Senior Indebtedness or any collateral in any manner permitted by applicable law; and (j) accept, release, waiver, surrender, enforce, exchange, modify, impair, or extend the time for the performance, discharge, or payment of, any and all property of any kind securing any or all of the Senior Indebtedness, or on which you at any time may have a lien, or refuse to enforce your rights or make any compromise or settlement or agreement therefor in respect of any or all of such property. You are not under and shall not hereafter be under any obligation to marshall any assets in favor of Creditor, or against or in payment of any or all of the Senior Indebtedness, and may proceed against any collateral in such order and manner as you elect. This subordination shall bind our respective heirs, administrators, executors, successors and assigns, and shall enure to your successors and assigns. Waiver of any default shall not be deemed a waiver of any other or subsequent default. All of your rights are cumulative and not alternative.

         8.       Schedule of Junior Indebtedness.

                  (a) The total Junior Indebtedness (including contingent and other liabilities) owing on the date hereof by Borrower to Creditor is as follows:

Creditor                                      Amount                Payable on
--------                                      ------                ------- --
Maxtor Corporation,                           $4,000,000            December 23, 1996
a Delaware corporation

                  (b) Note evidencing above Junior Indebtedness is as follows:

                                              Date                   Principal         Interest
        Creditor                              of Note                Amount            Per Annum
        --------                              -------                ------            ---------
Maxtor Corporation,                           Dec. 26, 1992,         $4,000,000        12%
a Delaware corporation                        as amended


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                  MATURITY

                  Dec 23, 1996

                  (c) Collateral for above Junior Indebtedness is as follows:

                  The Junior Indebtedness is and will remain unsecured.

         9. In the event Borrower becomes the debtor in any voluntary or involuntary bankruptcy proceeding, Creditor shall have the following rights:

                  (1) Creditor may file one or more proofs of claim in such bankruptcy with respect to the Junior Indebtedness, provided that Creditor shall not be entitled to receive payment of its claims prior to payment in full of the Senior Indebtedness, and, in the event of any distribution to Creditor with respect to the Junior Indebtedness at a time when any Senior Indebtedness remains unpaid, Creditor shall pay over such distribution to you to be applied in reduction of the Senior Indebtedness, and Creditor shall become subrogated to your claims to the extent of any such payments made at such time, if any, as the Senior Indebtedness is fully satisfied, but not sooner.

                  (2) Creditor may vote its claim with respect to the Junior Indebtedness in connection with any matter requiring the vote of creditors, but shall not vote in favor of any plan that would cause Creditor to be paid ahead of you in violation of the provisions of this Agreement.

                  (3) Creditor may appear and be heard on any matter relating to its claim, but shall not seek to assert rights contrary to the provisions of this Agreement.

         If Creditor should fail to file a proof of claim within thirty (30) days of the expiration of the time period within which creditors must file their proofs of claim or take any other action advisable to preserve its claims against Borrower within thirty (30) days of your request to take such action, Creditor agrees that you may file such claim or take such action in the Creditor's place and stead, as its attorney-in-fact, and Creditor hereby irrevocably appoints you as its attorney-in-fact for such purposes for the term of this Agreement.

10. In the event of any action based upon or arising out of this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party all out-of-pocket costs, fees and reasonable expenses incurred in connection therewith, including without limitation reasonable attorneys' fees. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California. Each party hereto hereby agrees to execute such additional documents and instruments and take such further actions as may reasonably be required to carry out the purposes and intent of this Agreement.


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         11.      BORROWER AND CREDITOR EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY
                  JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF IN RESPECT OF THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWER AND CREDITOR
                  EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWER, CREDITOR OR YOU MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY
                  COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         12. All notices and other communications provided for hereunder must be in writing and must be mailed, telecopied or delivered to the appropriate party at the address set forth below or at any other address as may be designated by it in a written notice sent to all other parties in accordance with this paragraph, and shall be effective (a) if given by mail, on the earlier of receipt or the third calendar day after deposit in the United States mail with first class or airmail postage paid, (b) if given by telecopier, when sent, or (c) if given by personal delivery, when delivered.

                  If to Borrower, at:

                           Storage Dimensions, Inc.
                           1656 McCarthy Boulevard
                           Milpitas, CA  95035
                           Attn: Chief Financial Officer

                           Telephone: (408) 954-0710
                           Telecopier: (408) 944-1208

                  If to Creditor, at:

                           Maxtor Corporation
                           211 River Oaks Parkway
                           San Jose, CA  95134
                           Attn: General Counsel

                           Telephone: (408) 432-4644
                           Telecopier: (408) 432-4169

                  If to Congress Financial Corporation (Western), at


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                           Congress Financial Corporation (Western)
                           225 South Lake Avenue, Suite 1000
                           Pasadena, CA  91101
                           Attn:  Account Executive - Storage Dimensions

                           Telephone: (818) 304-4900
                           Telecopier: (818) 304-4949

         13. This Agreement may be executed in one or more counterparts, all of which counterparts together shall constitute one and the same instrument.

Borrower and Creditor have severally duly executed this Agreement as of May 16, 1996.

STORAGE DIMENSIONS, INC.                MAXTOR CORPORATION,
a Delaware corporation                  a Delaware, corporation
"Borrower"                              "Creditor"


By:      /s/ ROBERT E. BYLIN            By: /s/ NATHAN KAWAYE
   --------------------------------        --------------------------------
         Robert E. Bylin                         Nathan Kawaye

Title:   CFO                            Title: VP, CFO
      -----------------------------           -----------------------------


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